Exhibit 99.2

FINANCIAL STATEMENTS OF COMMUNITY BANKS, INC.

FOR THE QUARTER ENDED JUNE 30, 2007

Community Banks, Inc. and Subsidiaries

CONSOLIDATED INTERIM BALANCE SHEETS

(Dollars in thousands except per share data)

	June 30, 2007	December 31, 2006
ASSETS
Cash and due from banks	$74,983	$73,608
Interest-bearing deposits in other banks	4,438	3,561
Trading assets	19,750	—
Investment securities, available for sale	635,012	636,066
Investment securities, held to maturity (fair value approximates $22,420 and $23,415)	23,090	23,070
Loans, net of allowance for loan losses of $25,010 and $23,626	2,542,628	2,347,263
Premises and equipment, net	50,232	46,335
Goodwill and other intangible assets	279,963	259,406
Accrued interest receivable and other assets	120,748	107,061

Total assets	$3,750,844	$3,496,370

LIABILITIES
Deposits
Non-interest bearing	$379,624	$368,329
Interest bearing	2,228,540	2,144,853

Total deposits	2,608,164	2,513,182
Short-term borrowings	72,724	108,927
Long-term debt (including $29,784 at fair value at June 30, 2007)	455,104	315,079
Subordinated debt	75,260	51,548
Accrued interest payable and other liabilities	22,399	21,473

Total liabilities	3,233,651	3,010,209

STOCKHOLDERS’ EQUITY
Preferred stock, no par value; 500,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $5.00 par value; 50,000,000 shares authorized; 25,694,000 and 24,478,000 shares issued	128,471	122,391
Surplus	396,489	373,142
Retained Earnings	23,806	17,609
Accumulated other comprehensive loss, net of tax	(8,300)	(1,806)
Treasury stock; 889,000 and 959,000 shares, at cost	(23,273)	(25,175)

Total stockholders’ equity	517,193	486,161

Total liabilities and stockholders’ equity	$3,750,844	$3,496,370

The accompanying notes are an integral part of the consolidated interim financial statements.

Community Banks, Inc. and Subsidiaries

CONSOLIDATED INTERIM STATEMENTS OF INCOME

(Dollars in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
INTEREST INCOME:
Loans, including fees	$46,797	$41,093	$90,317	$80,194
Investment securities:
Taxable	5,597	4,381	10,997	8,794
Tax exempt	2,661	2,205	5,293	4,573
Dividends	374	616	926	1,230
Trading account securities	232	—	232	—
Other	1,042	643	1,177	1,036

Total interest income	56,703	48,938	108,942	95,827

INTEREST EXPENSE:
Deposits	20,719	15,784	39,605	29,205
Short-term borrowings	757	645	2,321	1,341
Long-term debt	5,301	4,564	9,801	9,675
Subordinated debt	1,347	938	2,369	1,735

Total interest expense	28,124	21,931	54,096	41,956

Net interest income	28,579	27,007	54,846	53,871
Provision for loan losses	700	650	2,000	1,150

Net interest income after provision for loan losses	27,879	26,357	52,846	52,721

NON-INTEREST INCOME:
Investment management and trust services	1,603	1,088	3,048	2,101
Service charges on deposit accounts	4,677	2,855	7,673	5,386
Other service charges, commissions and fees	2,257	1,903	4,285	3,603
Insurance premium income and commissions	1,063	1,117	2,239	2,045
Mortgage banking activities	694	580	1,242	1,048
Earnings on investment in life insurance	756	675	1,444	1,331
Investment security gains (losses)	—	6	(4,388)	289
Trading activities loss	(34)	—	(34)	—
Other	232	319	823	1,124

Total non-interest income	11,248	8,543	16,332	16,927

NON-INTEREST EXPENSES:
Salaries and employee benefits	13,069	11,251	25,078	22,669
Net occupancy	3,980	3,386	7,774	6,898
Payment card processing expense	774	556	1,387	839
Marketing expense	552	265	1,057	840
Telecommunications expense	612	566	1,137	1,117
Amortization of intangibles	811	702	1,472	1,356
Other	4,693	3,972	8,727	7,512

Total non-interest expenses	24,491	20,698	46,632	41,231

Income before income taxes	14,636	14,202	22,546	28,417
Income taxes	3,686	3,698	5,009	7,344

Net income	$10,950	$10,504	$17,537	$21,073

CONSOLIDATED PER SHARE DATA
Basic earnings per share	$0.44	$0.44	$0.73	$0.88
Diluted earnings per share	$0.44	$0.44	$0.72	$0.88
Dividends declared	$0.21	$0.20	$0.42	$0.39

The accompanying notes are an integral part of the consolidated interim financial statements.

Community Banks, Inc. and Subsidiaries

CONSOLIDATED INTERIM STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Six Months Ended June 30, 2007 and 2006

(Dollars in Thousands)

	Outstanding Shares	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total Equity
Balance, January 1, 2006	22,915	$116,572	$347,827	$27,031	$(3,779)	$(10,978)	$476,673
Comprehensive income:
Net income				21,073			21,073
Unrealized loss on securities, net of reclassification adjustment and tax effect					(6,328)		(6,328)

Total comprehensive income							14,745
Cash dividends ($0.39 per share)				(9,281)			(9,281)
5% stock dividend	1,133	5,820	24,162	(29,982)			—
Purchases of treasury stock	(656)					(17,626)	(17,626)
Exercise of common stock options and issuances under stock purchase plan	63			(905)		1,735	830
Compensation and tax benefits from employee stock transactions			419				419

Balance, June 30, 2006	23,455	$122,392	$372,408	$7,936	$(10,107)	$(26,869)	$465,760

Balance, January 1, 2007	23,519	$122,391	$373,142	$17,609	$(1,806)	$(25,175)	$486,161
Comprehensive income:
Net income				17,537			17,537
Unrealized loss on securities, net of reclassification adjustment and tax effect					(6,494)		(6,494)

Total comprehensive income							11,043
Cash dividends ($0.42 per share)				(10,152)			(10,152)
Purchases of treasury stock	(12)					(299)	(299)
Exercise of common stock options and issuances under stock purchase plan	82			(1,188)		2,513	1,325
Compensation and tax benefits from employee stock transactions			402				402
Acquisition of BUCS Financial Corp	548	2,741	10,343				13,084
Acquisition of East Prospect State Bank	668	3,339	12,602			(312)	15,629

Balance, June 30, 2007	24,805	$128,471	$396,489	$23,806	$(8,300)	$(23,273)	$517,193

The accompanying notes are an integral part of the consolidated interim financial statements.

Community Banks, Inc. and Subsidiaries

CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Six Months Ended June 30,
	2007	2006
Operating Activities:
Net income	$17,537	$21,073
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	2,000	1,150
Depreciation and amortization	3,950	3,690
Stock option expense	402	303
Net amortization (accretion) of securities	(386)	253
Realized (gains) losses on sales of available-for-sale securities, net	4,388	(289)
Loans originated for sale	(14,781)	(3,917)
Proceeds from sales of loans held for sale	13,756	2,626
Gains on loan sales	(829)	(47)
Earnings on investment in life insurance	(1,444)	(1,331)
Purchases of trading assets	(20,000)	—
Net change in fair value of trading assets and liabilities	34	—
Net change in other assets and other liabilities, net	(833)	7,776

Net cash provided by operating activities	3,794	31,287

Investing Activities:
Net change in interest-bearing deposits in other banks	1,224	1,011
Activity in available-for-sale securities:
Sales	225,149	46,627
Maturities, prepayments and calls	44,976	27,000
Purchases	(234,416)	(29,134)
Net increase in total loans	(67,946)	(107,140)
Proceeds from sales of loans	1,441	—
Additions to premises and equipment	(2,265)	(2,590)
Cash acquired in acquisitions	8,208	—
Cash paid for acquisitions	(13,797)	(882)

Net cash used in investing activities	(37,426)	(65,108)

Financing Activities:
Net increase (decrease) in deposits	(70,525)	112,184
Net change in short-term borrowings	(46,204)	(9,968)
Proceeds from issuance of long-term debt	175,621	75,620
Repayment of long-term debt	(14,759)	(121,903)
Cash dividends and cash paid in lieu of fractional shares	(10,152)	(9,281)
Purchases of treasury stock	(299)	(17,626)
Tax benefits from employee stock transactions	—	116
Proceeds from issuance of common stock	1,325	830

Net cash provided by financing activities	35,007	29,972

Net change in cash and cash equivalents	1,375	(3,849)
Cash and cash equivalents at beginning of period	73,608	76,820

Cash and cash equivalents at end of period	$74,983	$72,971

The accompanying notes are an integral part of the consolidated interim financial statements.

Community Banks, Inc. and Subsidiaries

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

1.	Basis of Presentation

The accompanying unaudited consolidated financial statements of Community Banks, Inc. and Subsidiaries (“Community”) have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included.

Operating results for the three months and six months ended June 30, 2007, are not necessarily indicative of the results that may be expected for the year ending December 31, 2007.

For further information, refer to the audited consolidated financial statements, and footnotes thereto, included in the Annual Report on Form 10-K, for the year ended December 31, 2006.

Community is a financial holding company whose wholly-owned subsidiaries include CommunityBanks, CommunityBanks Investments, Inc. (CBII), and Community Banks Life Insurance Co. (CBLIC). CommunityBanks provides a wide range of services through its network of offices in Adams, Berks, Chester, Cumberland, Dauphin, Lancaster, Luzerne, Northumberland, Schuylkill, Snyder, and York Counties in Pennsylvania and Baltimore, Carroll, and Howard Counties in Maryland.

2.	Fair Value Measurements

In September 2006, the Financial Accountings Standard Board (“FASB”) issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value, and enhances disclosures about assets and liabilities carried at fair value, but does not change existing guidance as to whether or not an asset or liability is carried at fair value. SFAS No. 157 also: (1) precludes the use of a liquidity or block discount when measuring instruments traded in an active market at fair value; (2) requires cost related to acquiring financial instruments carried at fair value to be included in earnings and; (3) clarifies that an issuer’s credit standing should be considered when measuring liabilities at fair value. The purpose of this Standard was to provide consistency and comparability in determining fair value measurements.

Community elected to adopt SFAS No. 157 and SFAS No. 159 as of January 1, 2007, under the early adoption provisions of both standards. In its original filing on Form 10-Q for the period ended March 31, 2007, Community applied the fair value option provisions of SFAS No. 159 to certain securities that had a fair value of approximately $150 million that were included in its available-for-sale portfolio at December 31, 2006. These securities, which had an historical cost basis of approximately $155 million, consisted primarily of various mortgage-backed securities and collateralized mortgage backed obligations.

All of the available-for-sale securities for which SFAS No. 159 was adopted reflected previously unrecognized loss positions prior to January 1, 2007 (i.e., their fair value was less than historic cost). Prior to the decision to early adopt SFAS No. 159 for the identified securities, Community had intended to hold these securities until their scheduled maturity or until there was a recovery in the market prices associated with these specific investments.

In April of 2007, Community sold these trading securities, all of which had been reclassified pursuant to the early adoption of SFAS No. 159, in order to facilitate a balance sheet restructuring strategy. A portion of the replacement investments, approximately $20 million, were classified as trading securities. The remaining replacement investments, totaling approximately $128 million were classified as available-for sale securities at the date of purchase. Also in April, 2007, Community applied the fair value option provisions of SFAS No. 159 to $30 million of Federal Home Loan Bank advances issued to facilitate its balance sheet restructuring.

Community Banks, Inc. and Subsidiaries

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

2.	Fair Value Measurements (continued)

Subsequent to the transactions discussed above and the original filing of Community’s first quarter Form 10-Q on May 10, 2007, the staff of the Securities and Exchange Commission (SEC) advised Community that the balance sheet restructuring strategy, as presented, was inconsistent with the spirit and intent of SFAS No. 159 and therefore was deemed a non-substantive adoption of the Standard. Consequently, as reflected in an amended Form 10-Q for its first quarter, Community decided to reverse its decision to apply SFAS No. 159 to those securities as of January 1, 2007. The investment securities that were sold early in the second quarter were reclassified as available-for-sale securities. Those securities were considered “other-than-temporarily-impaired” at the end of the first quarter of 2007 based upon the presumption that Community had the intent to sell those securities as of March 31, 2007. In the first quarter of 2007, Community recognized a charge to earnings for the other-than-temporary impairment of $4.4 million. The effect of the other-than-temporary impairment charge and other related adjustments reduced income before income taxes by $4.7 million, reduced income tax expense by $1.6 million, and reduced net income by $3.1 million for the three months ended March 31, 2007. The “other-than-temporary impairment” charge was reclassified as an “investment security loss” as of the date of the actual sale of the securities in April of 2007.

Fair Value Measurements (SFAS No. 157)

Assets and liabilities, at fair value, consist of the following at June 30, 2007 (in thousands):

Trading assets, consisting of Federal agency debt securities	$19,750
Federal Home Loan Bank (“FHLB”) advances (contractual principal; $30,000)	$29,784

Community records trading assets and selected FHLB advances at fair value, with unrealized gains and losses reflected in the consolidated statement of income. The degree of judgment utilized in measuring the fair value of these assets and liabilities generally correlates to their level of pricing observability. Pricing observability is impacted by a number of factors, including the type of asset or liability, whether the asset or liability has an established market and the characteristics specific to the transaction. Assets and liabilities with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of pricing observability and a lesser degree of judgment utilized in measuring fair value. Conversely, assets and liabilities rarely traded or not quoted will generally have less, or no, pricing observability and a higher degree of judgment utilized in measuring fair value.

Community’s early adoption of SFAS No. 157, among other things, requires enhanced disclosures about assets and liabilities that are carried at fair value. SFAS No. 157 establishes a hierarchal disclosure framework associated with the level of pricing observability utilized in measuring assets or liabilities at fair value. The three broad levels defined by the SFAS No. 157 hierarchy are as follows:

Level I – Quoted prices are available in active markets for identical assets or liabilities as of the reported date.

Level II – Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reported date. The nature of these assets and liabilities include items for which quoted prices are available but traded less frequently, and items that are fair valued using other financial instruments, the parameters of which can be directly observed.

Level III – Assets and liabilities that have little to no pricing observability as of the reported date. These items do not have two-way markets and are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment or estimation.

Community Banks, Inc. and Subsidiaries

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

2.	Fair Value Measurements (continued)

The following table summarizes the valuation of Community’s trading assets and liabilities that Community measures on a recurring basis, as well as available-for-sale securities that Community measures at fair value on a recurring basis, by the above SFAS No. 157 pricing observability levels as of June 30, 2007, (in thousands):

Description	Level I	Level II	Total
Trading assets – Federal agency debt securities	$—	$19,750	$19,750
FHLB borrowings	$—	$29,784	$29,784
Available-for-sale securities	$—	$635,012	$635,012

3.	Summary of Significant Accounting Policies

Cash Flows Information – Refer to Note 5, “Acquisitions,” for the terms of non-cash transactions in 2007.

Earnings Per Share - Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by Community relate solely to outstanding stock options, and are determined using the treasury stock method. All share and per share amounts are restated for stock splits and stock dividends that occur prior to the issuance of the financial statements.

Earnings per share for the three and six months ended June 30 have been computed as follows (in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net income	$10,950	$10,504	$17,537	$21,073

Weighted average shares outstanding (basic)	24,766	23,653	24,154	23,812
Effect of dilutive stock options	196	205	196	216

Weighted average shares outstanding (diluted)	24,962	23,858	24,350	24,028

Per share information:
Basic earnings per share	$0.44	$0.44	$0.73	$0.88
Diluted earnings per share	0.44	0.44	0.72	0.88

Community Banks, Inc. and Subsidiaries

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

3.	Summary of Significant Accounting Policies (continued)

Comprehensive Income (Loss) - The components of comprehensive income (loss) and related tax effect for the three and six months ended June 30 are as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Unrealized holding losses on available-for-sale securities	$(13,769)	$(8,823)	$(14,379)	$(9,446)
Reclassification adjustments for losses (gains) included in net income	—	(6)	4,388	(289)

Net unrealized losses	(13,769)	(8,829)	(9,991)	(9,735)
Tax effect	4,819	3,090	3,497	3,407

Net-of-tax amount	$(8,950)	$(5,739)	$(6,494)	$(6,328)

The components of accumulated other comprehensive loss, included in stockholders’ equity, are as follows (in thousands):

	June 30, 2007	December 31, 2006
Net unrealized gain (loss) on available-for-sale securities	$(9,557)	$434
Tax effect	3,345	(152)

Net-of-tax amount	(6,212)	282

Unfunded pension liability	(3,213)	(3,213)
Tax effect	1,125	1,125

Net-of-tax amount	(2,088)	(2,088)

Accumulated other comprehensive loss	$(8,300)	$(1,806)

Recent Accounting Pronouncements – In May, 2007, the FASB issued FASB Staff Position (“FSP”) FIN 48-1 “Definition of Settlement in FASB Interpretation No. 48” (FSP FIN 48-1). FSP FIN 48-1 provides guidance on how to determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. FSP FIN 48-1 is effective retroactively to January 1, 2007. The implementation of this standard did not impact Community’s consolidated financial position or results of operations.

Reclassifications – Certain amounts reported in the prior year have been reclassified to conform with the 2006 presentation. These reclassifications did not impact Community’s financial condition or results of operations.

Community Banks, Inc. and Subsidiaries

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

4.	Pending Merger

On May 1, 2007, Community announced that it had signed a definitive agreement pursuant to which Community will combine with Susquehanna Bancshares, Inc. (“Susquehanna”), under Susquehanna’s charter. Under the terms of the agreement, Community shareholders will be entitled to elect to receive for each share of Community stock they own, either $34.00 in cash or 1.48 shares of Susquehanna common stock. Community shareholders may elect to receive cash for some shares and stock for others, but all shareholder elections will be subject to allocation procedures that will result in the exchange of 90 percent of Community’s common shares outstanding for shares of Susquehanna common stock and the remaining 10 percent of Community common shares outstanding for cash. At the time of the announcement, the value of the transaction was approximately $860 million. Following consummation, the joint franchise will include approximately 240 banking offices in the mid-Atlantic region. The merger is subject to regulatory approval and the separate approvals of the shareholders of both Community and Susquehanna.

5.	Acquisitions

On April 1, 2007, Community and BUCS Financial Corp (“BUCS”), parent company of BUCS Federal Bank, completed a merger in which BUCS was merged into Community. Also on that date, BUCS Federal Bank was merged into CommunityBanks, Community’s banking subsidiary. BUCS was headquartered in Baltimore County, Maryland, with 4 banking offices in Baltimore and Howard counties, Maryland. The purchase price consisted of shares of Community common stock (65%) and cash (35%). Community issued approximately 550,000 shares with an aggregate value of approximately $13 million, based on Community’s share price of $23.87 at the merger date. Cash payments to electing BUCS shareholders totaled $7 million. BUCS had approximately $147 million in assets, $118 million in net loans, $9 million in investments, $123 million in deposits, $13 million in borrowings and $10 million of stockholders’ equity at the merger date.

Community and East Prospect State Bank (“East Prospect”) also completed a merger on April 1, 2007, in which East Prospect was merged into CommunityBanks. East Prospect was a single-branch bank located in York County, Pennsylvania. The purchase price consisted of shares of Community common stock (75%) and cash (25%). Community issued approximately 668,000 shares with an aggregate value of approximately $16 million, based on Community’s share price of $23.87 at the merger date. Cash payments to electing East Prospect shareholders totaled $5 million. East Prospect had approximately $58 million in assets, $13 million in net loans, $41 million in investments, $43 million in deposits, and $13 million of stockholders’ equity at the merger date.

The results of operations of Community include BUCS’ and East Prospect’s results from and after April 1, 2007. Disclosed below is certain pro forma information for 2007 as if BUCS and East Prospect had been acquired on January 1, 2007, and for 2006 as if BUCS and East Prospect had been acquired on January 1, 2006. These results combine historical results of BUCS and East Prospect into Community’s consolidated statement of income. While certain adjustments have been made for the estimated impact of purchase accounting adjustments, they are not necessarily indicative of what would have occurred had the mergers taken place on the indicated dates.

	2007	2006
(in thousands, except per share data)	Six Months Ended June 30	Three Months Ended June 30	Six Months Ended June 30
Net interest income	$56,422	$28,572	$57,030
Other income	17,125	9,517	18,807
Net income	14,122	10,884	21,828
Diluted earnings per common share	$0.57	$0.43	$0.86

Community Banks, Inc. and Subsidiaries

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

6.	Guarantees

Community does not issue any guarantees that would require liability recognition or disclosure, other than its standby letters of credit. Standby letters of credit written are conditional commitments issued by Community to guarantee the performance of a customer to a third party. Generally, all letters of credit, when issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that which is involved in extending loan facilities to customers. Community generally holds collateral and/or personal guarantees supporting these commitments. Community had issued $87.5 million and $84.2 million of standby letters of credit as of June 30, 2007 and December 31, 2006, respectively. Management believes that the proceeds obtained through a liquidation of collateral and the enforcement of guarantees would be sufficient to cover the potential amount of future payments required under the corresponding letters of credit. The current amount of the liability as of June 30, 2007 and December 31, 2006, for guarantees under standby letters of credit issued is not material.

7.	Long-Term Debt

(in thousands)	June 30, 2007	December 31, 2006

Outstanding advances from the FHLB of Pittsburgh mature from 2007 to 2017. The advances are collateralized by FHLB stock, certain first mortgage loans and both agency and mortgage-backed securities. The advance rates range from 2.70% to 6.35%, with a weighted average interest rate of 4.62%. Advances totaling $343 million are convertible advances. Convertible advances with an initial fixed-rate period are convertible to variable rate at the option of the FHLB. Convertible advances with an initial variable-rate period at LIBOR-100 basis points are convertible to fixed-rate or to a variable rate tied to a spread over LIBOR. Under the terms of the arrangements, if the FHLB opts to convert advances to variable rate, Community has the ability to prepay the advances at no penalty. At the current time no advances have been converted, and remain at the initial period rate.

	$455,104	$315,079

Maturities on long-term debt at June 30, 2007, are as follows for twelve month periods ending as indicated (in thousands):

June 30, 2008	$40,615
June 30, 2009	70,565
June 30, 2010	5,091
June 30, 2011	25,092
June 30, 2012	5,087
Thereafter	308,654

$455,104

Community Banks, Inc. and Subsidiaries

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

8.	Stock-Based Plans

In January, 2007, Community granted 273,000 option awards under its Long-Term Incentive Program. The fair value of the awards was estimated with the following weighted-average assumptions using the Black-Scholes option pricing model:

Dividend yield	3.1%
Volatility	29.2%
Risk-free interest rate	4.5%
Expected life (years)	6.0
Resulting grant-date fair value	$6.33

These assumptions are based on multiple factors, including historical exercise patterns of employees in relatively homogeneous groups with respect to exercise and post-vesting employment termination behaviors, expected future exercising patterns for the same homogeneous groups and the historical volatility of Community’s stock price.

At June 30, 2007, there was $2.6 million of unrecognized compensation cost related to all share-based payments. This cost is expected to be recognized over a weighted-average period of 3.8 years.